Exhibit 99.2

Created by Nature, Perfected by Science April 2013

2 This presentation contains forward-looking statements that are based on the beliefs of Scio Diamond’s management and reflect Scio’s current expectations and projections about future results, performance, prospects and opportunities. Scio has tried to identify these statements by using words such as “anticipate,” believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Investors are cautioned that all forward-looking statements contained herein speak only as of the date of this presentation and involve risks and uncertainties that could cause Scio’s actual results, performance and achievements to differ materially from those expressed in these forward-looking statements, including, without limitation, the impact of the current challenging global economic conditions and recent financial crisis; the development of the market for cultured diamonds; competition; Scio’s ability to raise the capital required for research, product development, operations and marketing; anticipated dependence on material customers and material suppliers. For a detailed discussion of factors that could affect Scio’s future operating results, investors should see disclosures under “Risk Factors” in the company’s applicable filings with the US Securities and Exchange Commission. These factors should be considered carefully and investors should not rely on any forward-looking statements contained herein, or that may be made elsewhere from time to time by Scio or on Scio’s behalf. Scio undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Safe Harbor Agreement

3 Key Facts Trading Symbol OTC BB: SCIO Corporate Headquarters Greenville, SC Stock Price (3/1/2013) (52-Week Range) $1.00 ($0.71 to $3.38) Shares Outstanding 46.53M Daily Volume (90-day average at 3-1-2013) 15,802 Market Capitalization (3/1/2013) $46.53M Debt at 12-31-12 $0 Cash at 12-31-12 $1.20M Enterprise Value $45.33M Full-time Employees as of 4/1/2013 10 Fiscal Year Ends March 30 Accounting Firm Cherry, Bekaert & Holland, LLP

4 What We Do Scio manufactures diamond that is “real diamond” We employ a patent-protected Chemical Vapor Deposition (CVD) process that produces high-quality, single crystal diamond in a controlled laboratory setting Our diamond has chemical, physical and optical properties identical to mined diamonds Our manufacturing process enables us to produce high quality, high purity single-crystal diamond that is colorless, near colorless and fancy colored Our proprietary technology offers the flexibility to produce lab-grown diamond in size, color and quality combinations that are very rare in nature

5 Company Background 2003 - Apollo was formed with a focus on R&D and creating “the perfect diamond” Created proprietary diamond-growing equipment Raised ~ $30M+ creating development and IP used today Focused on gem market rather than commercial market 2010 - Apollo discontinued operations Sept. 2011 - Scio completed reverse merger and purchased certain assets and Intellectual Property from Apollo, $2MM, 17MM shares March 2012 - Scio relocated equipment to Greenville, SC July 2012 - Began production July 2012 - Signed multi-million dollar order for cutter blades with international client Late 2012 - production ramp – Phase I March 2013 - Produced over 15,000 carats of diamond

6 Management Team MANAGEMENT Michael McMahon, Chief Executive Officer - 35 years of executive experience in operations and business development of Fortune 100 companies such as Fluor and Jacobs Engineering. Throughout his career he was responsible for over $19 billion of engineering, construction, startup and commissioning of facilities worldwide primarily serving clients in the high tech industry, DoE, and DoD. He has successfully led project turnarounds, business development, process controls and improvements, startups, joint ventures, mergers and acquisitions, and profit improvement initiatives. Mr. McMahon has a BS from the University of Cincinnati. Jonathan Pfohl, Chief Financial Officer - More than 25 years of leadership experience in the wireless industry, including roles as CEO of Wireless Express; CFO of Main Street Broadband; CFO of Movida Cellular; and VP, Finance of AirGate PCS, Inc. He has broad and deep experience in funding, planning, SEC reporting, business development and expense control for small to mid-sized companies. Mr. Pfohl has a BS-Management and an MBA-Finance from the State University of New York at Buffalo. TECHNICAL EXPERTISE Al Genis, Director of Technology – More than 25 years of experience in leadership experience from high tech sector companies such as SOITEC, Schlumberger, Micracor, Ibis, Spectrum Technologies and Apollo Diamond. The last 10 years have been spend establishing growth and fabrication methods for single-crystal diamond. He holds five patents directly applicable to lab-grown diamonds. Chuck Wuorio, Director of Growth - More than 30 years operational experience from the high tech industry inclusive of companies such as Digital, Raytheon and Apollo Diamond. He has spent the last 10 years, concentrating on growing single crystal CVD Diamond.

7 Chemical Vapor Deposition (CVD) CVD is a process that is used to produce solid materials that are high-purity and high-performance in quality Well understood technology widely employed in the electronics and materials industries Most promising technology for producing low-cost and high quality diamond Scio patented CVD Single Crystal > 1mm thick Lowers stress in the crystal lattice which leads to greater strength and hardness for industrial use Produces low nitrogen Type IIa crystals (colorless / near colorless) – less than 3% of all mined diamonds qualify as Type IIa diamonds

8 CVD Diamond Growing Process Step 1 - Place diamond seeds on pedestal - depressurize chamber Step 2 - Inject starting gases into chamber - heat until electrons separate from nuclei, forming plasma Step 3 - Freed carbon precipitates out of plasma cloud and is deposited on wafer seeds Step 4 - Wafer seeds gradually become diamond crystals Step 5 - Remove diamond crystals. Slice and shape for use in commercial and gemstone applications Plasma Cloud Diamonds Pedestal

9 Scio CVD vs. HPHT/Microwave CVD SCIO designed reactors produce 7 to 10 times more diamond than the competitors Growth of Scio CVD can monitored and controlled during growth cycle Scio CVD has greater thickness potential due to single growth process Scio diamond surface area is significantly greater than HPHT Expected breakeven on capital investment per reactor is less than 18 months

10 Competitive Advantages Process to grow single crystal diamond of superior quality, strength and beauty Scalable process – can be expanded and replicated quickly and has a low return on capital threshold Highest rate of productive growth in the world Significant and growing intellectual property portfolio: 23 U.S. patents, 8 foreign patents 16 U.S. and 10 foreign patent applications in-process Create diamonds identical to mined diamond

11 Industrial Opportunities Current Applications - Precision Cutting Signed multi-million dollar deal for cutter blades with a South Korean tool manufacturer and been in business for 20+ years Potential to reach $350K monthly run rate Future Applications Semiconductor Substrate / Quantum Computing Scalpel – Laser Scalpel Molecular Resolution MRI Water Purification High Power Laser & Other Defense and Energy Applications

12 Industrial Growth Strategy Seeking to improve reactor yields through productivity enhancements: Currently – S3460 Technology (4 x 4 mm seeds) – 120 units of product in 7 days Spring 2013 – S3721 Technology (7 x 7 mm seeds) – 192 units of product in 7 days Fall 2013 – S31016 Technology (10 x 10 mm seeds) - 252 units of product in 7 days 2014 Opportunities: Mosaic Technology (flexible, larger-sized seeds) & 4” grower platform Expand current 10 reactors to 20 reactors $700k estimated cost per machine = $7M Sample economics of productivity enhancements and expansion: Technology Estimated Cutter Blade Production Estimated Annual Revenues Potential Gross Margin S3460 (4 x 4 mm seeds) ~42K ~ $4.2 ~ 35% S3721 (7 x 7 mm seeds) ~67K ~ $6.7 ~49% S31016 (10 x 10 mm seeds) ~88K ~ $8.8 ~ 54% 20 Reactors S31016 (10 x 10 mm seeds) ~176K ~ $17.6 ~ 58% 10 Reactors

Gemstone Opportunities

- Scio-created gemstones are real diamond
  - Grown in a environmentally clean reactor instead of the earth
- Features of Scio-created diamond gemstones
  - Perfection and Scalability – stones of same size and color
  - Colorless and Pink diamond capability
  - Environmentally friendly alternative to mined diamonds
  - No "conflict diamond" concerns
- Gem market still in development stage



.25 carat
2 carat



"Recently in New York Laboratory, we tested a 2.16 ct. CVD lab-grown diamond from Scio Diamond Technology Corporation. This marquise-cut 2.16 ct diamond (13.42 x 6.73 x 3.94 mm) is the largest CVD synthetic diamond tested so far in GIA laboratories. Testing of a large CVD diamond with good gem quality like this one reconfirmed the rapid improvement of lab-grown technology. It is foreseeable that more CVD diamonds with better quality will get into the jewelry industry. " GIA March 2013

13

14 Gemstone Growth Strategy Use current formulas for enhanced single crystal white and pinks Use proven formulas for pure colorless growth Prime sizes .50 – 1.25 carats – all fine grades Market – Distributors and major jewelers in the rough Revenue is expected to be accretive to commercial gross margins Sample economics of gemstone production with 10 growers: Gemstone run – 44 crystals – average size is 3.4 carats rough March 15, 2013 Stone Size (Carats) Estimate # of Stones Produced Estimated Revenues Potential Gross Margin 0.50 ~ 1,556 ~ $2,448 ~ 55% 0.75 ~ 916 ~ $2,676 ~ 65% 1.00 ~ 734 ~ $2,114 ~ 53% 1.25 ~ 498 ~ $1,810 ~ 55% ANNUAL TOTAL ~ 3,704 ~ $9,047 ~ 58%

15 Summary Continue development of sustainable commercial applications for mass production of high quality single crystal diamond targeting commercial and gemstone markets Anticipating mass production by advancing seed size from 4mm to 10mm by Fall 2013, an increase of 110% Seeking to double grow reactors to 20 Fixed corporate overhead per year $1.6M High gross margins and incremental revenue flows to bottom line Looking to exploit gemstone opportunities Long term objective is to be the world leader in the production of high-value added diamond material

16 Appendix Appendix

17 Capital Structure Capital Structure as of Dec-31-2012 Equity Shares (000's) Common Share - Issued & Outstanding 44,242 Warrants: - $0.70 expiring in 2017 445 - $1.60 expiring in 2015 4,891 5,336 Options: - Exercisable @ 12/31/12 - W.A. $0.70 1,769 - Unexercisable @ 12/31/12 - W.A. $1.04 3,324 5,093 Fully Diluted Shares @ 12/31/12 54,671 Restricted Shareholdings: - 144i Restrictions @ 12/31/12 22,177 - Subject to Offering restrictions until 8/2013 16,900 39,077 DEBT NONE

18 History 1st to produce CVD single crystal diamond plates 1st to produce CVD grown diamond gemstones Built manufacturing model to guide research programs Established the relationship between impurities and color in gemstones and optics D&B diamond growers enabling economic growth of diamonds Wrote computer code enabling automated manufacturing Established Quality protocols diamond growth Established initial pilot manufacturing facility Established as recognized brand as “Apollo” Began internet diamond sales Produced semiconductor grade diamond for H switches Demonstrated diamond transistor in JV with University of Ulm Produced infrared windows for medical devices Produced next generation scalpel blades Produced Quantum computing grade diamond Provided diamond for R&D HP and Harvard Manufacturing techniques for nanowires w/Harvard 1st one inch square single crystal diamond wafer Produced gemstones and optics on large wafers Certain assets and IP acquired by Scio Diamond Relocated facilities to SC, driven by cost reduction and incentives Began production in July of 2012 Produced over 15,000 carats of diamond by March 2013

19 Diamond Comparison Scio diamond is indistinguishable from high quality naturally-mined diamond (1) Scio diamond may be superior to natural diamond in these categories Diamond Characteristic Scio Diamond High Quality Naturally -Occurring Diamond Difference Color Colorless, near-colorless, fancy varies none Clarity IF – VVS varies none (1) Size varies varies none (1) Color Zoning none none none Metallic Inclusions none none none Zoned Fluorescence none none none Artifacts none none none Magnetism none none none Extreme Hardness 90 GPa 90 GPa none Thermal Conductivity 2 x 103 W/m/K 2 x 103 W/m/K none (1) Thermal Expansion 0.8 x 10-6 K 0.8 x 10-6 K none Optical Transparency Deep UV to far IR Deep UV to far IR none (1) Electrical Resistivity 1016 Ohm-cm 1016 Ohm-cm none (1) Compressibility 8.3 x 10-13 m2/N 8.3 x 10-13 m2/N none Bulk Modulus 1.2 x 1012 N/m2 1.2 x 1012 N/m2 none

SCIO DIAMOND Technology Corporation

Patents Issued

Patent	Country
A Method of Processing the Diamond and a Medical Device Utilizing a Diamond Semiconductor	China
A Single Crystal Diamond Having 12C, 13C and Phosphorous	USA
Boron-Doped Diamond Semiconductor	USA
Detection of Chemical Vapor Deposition Grown Diamond	USA
Diamond Heat Sink in a Laser	USA
Diamond Medical Devices	USA
Enhanced Diamond Polishing	USA
Gallium Nitride Light Emitting Devices on Diamond	USA (2)
Gemstone Production form CVD Diamond Plate	USA
Grown Diamond Mosaic Separation	USA
Method of Growing Single Crystal Diamond in a Plasma Reactor	USA
Method of Forming a Waveguide in Diamond	USA (2)
Method of Forming an N-Type Doped Single Crystal Diamond	USA
Method of Growing Boron Doped Single Crystal Diamond in a Plasma Reactor	USA
Retail Compatible Detection of CVD Grown Diamond	USA (2)
Single Crystal Diamond Tool	USA
Structures Formed in Diamond	USA, China, S. Africa
System and Method for Producing Synthetic Diamond	Australia, Canada, USA (3)
Tunable CVD Diamond Structures	Canada, India, S. Africa, USA

As of 3/31/2013

SCIO DIAMOND Technology Corporation

Patents Pending

Patent	Country
Angle Cut on CVD Diamond	USA
Boron Doped Single Crystal Diamond Electrochemical Synthesis Electrode	USA
Boron Doped Diamond Semiconductor	USA
Carbon Grit	USA
Detection of Chemical Vapor Deposition Grown Diamond	USA
Diamond Heat Sink in a Laser	USA
Diamond Identifier	USA
Diamond Medical Devices	USA
Diamond Structure Separation	USA
Gemstone Production from CVD Diamond Plate	USA
Method of Growing a Single Crystal Diamond	USA
Separation of Grown Diamond from Diamond Seeds Mosaic	Europe, Japan
Single Crystal Diamond Electrochemical Electrode	Europe, India, Japan, USA
Structures Formed in Diamond	Australia, India, Japan
Synthetic Diamond Having Alternating Layers with Different Concentrations of Impurities	USA
System and Method for Producing Synthetic Diamond	Japan(2), USA(2)
Tunable CVD Diamond Structures	USA

As of 3/31/2013

SCIO DIAMOND
Technology Corporation

411 University Ridge Rd. • Greenville, SC 29601 • (864) 751-4880

Email: mmcmahon@sciodiamond.com

jpfohl@sciodiamond.com

www.sciodiamond.com